PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR NOVEMBER 10, 2021, SUBJECT TO COMPLETION

HerdWhistle Technologies Inc.

$20,000,000 (2,500,000 Shares of Common Shares)

130 – 3510 29 Street Northeast

Calgary, AB, T1Y 7E5
(587) 774-5888

HerdWhistle Technologies Inc., a corporation formed under the laws of the Province of Alberta (the “Company”, “we,” or “our”), hereby offers up to 2,500,000 (the “Maximum Offering”) common shares with no par value per share (a “Common Share”) of the Company to be sold in this offering (the “Offering”). The Common Shares are being offered at a purchase price of $8.00 USD per Common Share for up to an aggregate purchase price of $20,000,000 USD, on a “best efforts” basis. The Common Shares will transferable following the termination of any transfer hold periods under applicable law. See “Securities Being Offered” beginning on page 27 for a discussion of certain items required by Item 14 of Part II of Form 1-A. We are selling our Common Shares through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Common Shares either directly to investors or through registered broker- dealers who are paid commissions. The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This Offering will terminate on the earlier of (i) ● , 202 ● [12 months from approval.], (ii) the date on which the Maximum Offering is sold, or (iii) when the Board of Directors of the Company elects to terminate the offering (in each such case, the “Termination Date”). There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, facility expenses, research and development expenses, offering expenses, working capital and general corporate purposes, and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. The minimum investment amount for an investor is $1,000 USD; however, we reserve the right to waive this minimum in the sole discretion of our management. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date. We expect to commence the sale of the Common Shares as of the date on which the Offering Statement of which this Offering Circular (the “Offering Circular”) is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Investing in our Common Shares involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 7 for a discussion of certain risks that you should consider in connection with an investment in our securities.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Price to the Public	Commissions	Proceeds to the Company(2)
Common Shares	2,500,000	$8.00	(1)	$19,775,000
Total Maximum Offering (3)		$20,000,000	(1)	$19,775,000

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(1)	The minimum investment amount for each subscription is 125 Common Shares or $1,000 USD. The Offering is being made directly to investors by the management of the Company on a “best efforts” basis. We reserve the right to offer the Common Shares through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but does not include the $5,000 one-time set-up fee and $20,000 consulting fee payable by the Company to Dalmore. See “Plan of Distribution and Selling Securityholders” section for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

(2)	The amounts shown in the “Proceeds to the Company” column include a deduction of 1% for commissions payable to Dalmore on all the Common Shares being offered. The amount of total estimated proceeds to the Company in the table above also includes a deduction of $25,000 for the fees payable to Dalmore, spoken to above. The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Common Shares (See “Use of Proceeds to Issuer” and “Plan of Distribution and Selling Securityholders”).

(3)	the Common Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Common Shares are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

Sale of our Common Shares will commence on approximately ● , 202 ● .

The Company is following the “Offering Circular” format of disclosure under Regulation A+.

The date of this Offering Circular is November ___, 2021.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “Offering Circular”. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an offering statement (the “Offering Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using a continuous offering process. Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. This Offering Circular also includes statistical and other market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations. All references in this Offering Circular to “$” or “dollars” are to United States dollars, unless specifically stated otherwise.

In this Offering Circular, unless the context indicates otherwise, references to the “Company,” “HerdWhistle,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of HerdWhistle Technologies Inc., a Canadian corporation formed under the laws of the Province of Alberta.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms, or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Current or future financial performance;

●	Our ability to raise capital and the availability of future financing;

●	Management’s plans and objective for future operations;

●	Product plans and performance;

●	Uncertainties associated with product research and development;

●	The results of product testing and investigation activities;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

●	Uncertainties associated with actions of government regulatory agencies;

●	Management’s assessment of market factors;

●	Statements regarding our strategy and plans;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our lack of operating history on which to judge our business prospects and management; and

●	Our ability to manage our research, development, expansion, growth and operating expenses.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward- looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” above.

Company Information

HerdWhistle Technologies Inc. (the “Company”, “HerdWhistle”, “we”, “our”, and “us”) was incorporated on January 6, 2021, pursuant to the Business Corporations Act (Alberta) under the name of 2313269 Alberta Ltd. The Company changed its name to HerdWhistle Technologies Inc. on August 20, 2021. The Company’s primary offering is a one of a kind, proprietary 24/7 RFID (Radio-frequency identification) monitoring system for livestock that alerts cattle feedlot operators to early indicators of potential health issues. The HerdWhistle Livestock Monitoring System (the “HerdWhistle System”) tracks cattle activity on a feedlot in real time and generates reports showing performance for each animal, lot, pen, or yard and provides recommended actions for healthier, more efficient operations.

Our key innovation for the HerdWhistle System is the invention of an RFID monitoring system with the capability of gathering sensor data at extensive lengths. Cattle feedlots often have feed bunks that run the length of multiple pens, extending to a kilometer or more in length. The HerdWhistle System can run its sensor panels in continuation for more than a kilometer with active sensors covering every foot of the feed bunks; essentially turning the whole facility into a large sensor capable of reading the unique identifier given to each animal when it enters the facility, monitoring the time and duration of feeding and drinking.

The HerdWhistle System is focused on obtaining big data to driving new product advancements for greater predictability and valuable insights for feedlot operators, in turn benefiting both the health of animals and the efficiencies of the operation. We do this by offering the monitoring service in a Software as a Service (SaaS) model where feedlots pay for hardware installation and a monthly monitoring fee per head. The company monitors, records and analyzes the data from every animal under management of the HerdWhistle System. Artificial intelligence systems analyze the data for performance indicators that trigger alerts.

Our principal place of business and mailing address is HerdWhistle Technologies Inc., 130 – 3510 29 Street Northeast Calgary, AB, T1Y 7E5, and our telephone number is 1(587) 774-5888.

Business Plan

The business model is offering a Software as a Service (SaaS) to cattle feedlots. The feedlots pay a monthly fee per head for a 24/7 monitoring service. The software resides in the cloud and the 24/7 analytics produce alerts to operators to review, pull or treat an animal. The paid number of head under monitoring plus hardware setup fees determine the revenue.

We will work with distributors in the cattle industry who already have a substantial feedlot customer base. We pay a percentage of revenue to the distributor for working with us to generate feedlot customers. The primary target market for the initial rollout of the HerdWhistle System is cattle feedlots in Canada and the United States. The two primary markets hold nearly approximately 16.5 million head of cattle in nearly 3,600 feedlots. The United States produced 27.2 billion pounds of beef in 2020. Neary 70% of Americans eat beef regularly.

Description of Property

Leased Real Property

The Company has entered into a strategic partnership agreement dated November 1, 2021, with its parent company A4 Systems Corporation (“A4 Systems”), for the exclusive use of development and production space within A4 System’s larger facility of operations on a one-year term. The agreement includes the right to use A4 System’s existing equipment, as needed, in the production of products used in the HerdWhistle System. This space will be utilized as the primary production facility for HerdWhistle, together with inventory storage, if applicable. It is anticipated that certain proceeds from the Offering will be used to expand the Company’s production facilities beyond this location, the timing of such to be determined by management and the Board of Directors, in their discretion.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks, which are more fully described in the section titled “Risk Factors” beginning on page 7. These risks include, among others:

Business risks including:

●	Our ability to raise sufficient capital and the availability of future financing;

●	Our ability to develop and protect our intellectual property and to develop, maintain and enhance a strong brand;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

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●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Regulatory risks and changes in applicable laws, regulations and guidelines;

●	Our limited operating history, which makes it difficult to evaluate our business prospects;

●	Risks inherent in agricultural business and unknown environmental risks;

●	Unfavorable publicity or consumer perception;

●	Dependence on suppliers, skilled labor and certain key inputs;

●	Regulatory risks and changes in applicable laws, regulations and guidelines;

●	Our limited operating history, which makes it difficult to evaluate our business prospects;

●	Risks inherent in agricultural business and unknown environmental risks;

●	Unfavorable publicity or consumer perception;

●	Dependence on suppliers, skilled labor and certain key inputs;

●	Changing consumer preferences and customer retention;

●	Difficulty in forecasting sales;

●	Dependence on licenses and regulatory approvals;

●	Restricted access to banking;

●	Constraints on the marketing of our products;

●	The risks of engaging in business in a newly established and constantly changing legal regime;

●	Price fluctuation of our Common Shares; and

●	Unpredictable operational or investment results.

Financial and accounting risks including:

●	required access to capital;

●	the going concern qualified opinion from our auditor;

●	foreign sales and fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar, and the Canadian dollar and any other international currency accepted by the Company in connection with providing its products and services in other jurisdictions;

●	estimates or judgments relating to critical accounting policies; and

●	tax risks.

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception, we have been funded exclusively with proceeds from the sale and issuance of equity to investors. Our future viability is largely dependent upon our ability to raise additional capital to finance our operations. Our management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although our management continues to pursue these plans, there is no assurance that we will be successful with this Offering or in obtaining sufficient financing on terms acceptable to us to continue to finance our operations, if at all. These circumstances raise substantial doubt on our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

REGULATION A+

We are offering the Common Shares pursuant to rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer securities of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semi-annual, and current event reports with the SEC.

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THE OFFERING

Issuer:	HerdWhistle Technologies Inc., a corporation incorporated in the Province of Alberta, Canada.

Common Shares Offered:	A maximum of 2,500,000 common shares with no par value per share (a “Common Share”) at an offering price of $8.00 per Common Share.

Common Shares Outstanding before the Offering(1):	10,000,000 Common Shares.

Common Shares to be Outstanding after the Offering(1):	12,500,000 Common Shares if the maximum Common Shares are sold.

Price per Common Share:	$8.00.

Maximum Offering:	2,500,000 Common Shares, at an offering price of $8.00 per Common Share.

Use of Proceeds:	If we sell all of the 2,500,000 Common Shares being offered, our net proceeds (after deducting fees and commissions and estimated offering expenses) will be approximately $19,000,000. We will use these net proceeds for recruiting and implementing sales teams, executing marketing and branding campaigns, capital and operational expenditures, research and development, general and administrative costs, and working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds to Issuer” section of this Offering Circular.

Resale Restrictions:	See “Securities Being Offered – Resale Restrictions” on page 27.

Risk Factors:	Investing in our Common Shares involve a high degree of risk. See “Risk Factors” starting on page 7.

(1)Excludes 350,000 Common Shares issuable upon exercise of stock options outstanding which are exercisable at an exercise price of $8.00.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of our Common Shares could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to our Business and Industry

We are an early-stage company with limited operating history.

We are an early-stage company focused on offering an innovative technology product a specific segment of the agriculture industry, that being the beef livestock industry, sold through existing and established distributors of products in this industry. Newly-formed in January 2021, and have limited operating history. We have limited operations, the sale of our products and services have not been firmly established, and we will require adequate proceeds generated from this Offering to do so. We are currently in discussions with distributors with whom we intend to contract although no definitive agreements have been signed. We have limited financial resources and no source of operating cash flow. Additionally, there can be no assurance that additional funding will be available to us for the development of our business, which will require the commitment of substantial resources. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. In particular, potential investors should consider that we may be unable to:

●	successfully implement or execute our business plan, or that our business plan is sound;

●	adjust to changing conditions or keep pace with increased demand;

●	attract and retain an experienced management team; or

●	raise sufficient funds in the capital markets to effectuate our business plan, including product development, licensing and approvals.

Development of Regulations, and Guidelines.

Currently our product does not require adherence to existing regulatory guidelines. However, growing scrutiny of the beef cattle industry, combined with consumer and government calls for increased traceability within the industry could cause future regulations or other guidelines to come into force in various jurisdictions where we currently, or plan, to operate. The outcome of such regulations and guidelines could have a material and detrimental impact on our business, including the ability to sell our products and services and make a profit.

Product Liability.

As a distributor of products designed to be used in the livestock industry, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused harm, injury or other damages. In addition, the sale of our products involves the risk of injury to end users due to tampering by such end user or unauthorized third parties. We may be subject to various product liability claims, including, among others, that our products caused damages, include inadequate instructions for use or include inadequate warnings concerning potential risks. Product liability claims or regulatory actions against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products and services.

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Product Recalls.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as not working as intend, unintended harm, packaging and product safety and inadequate or inaccurate labelling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant management attention. There can be no assurance that any quality problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if our products are subject to recall, our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, potential loss of revenues, potential loss of applicable licenses, and potential legal fees and other expenses.

Risk Factors Related to Our Product and Services

The products and services we develop and implement may not achieve market acceptance and we may not generate sufficient revenue to reach or maintain profitability and be able to fund growth.

Feedlots in the beef cattle industry have been operating for many decades and change in any industry is complicated and slow. Our technology products are based on data and the monitoring of animals using technology. Adoption of our products and service may be slow. Innovators and early adopters are a small part of the market. The majority of the market will be slow to accept and integrate the new technology. Our revenue growth and profitability could be slow due to production adoption and results of our business operations may not be sufficient to support the operation.

Some of our technology is new and complex. Design or production errors or defects may affect the performance on the product and may cause delays or impair sales and rollouts of the product.

The Company has not yet proven the HerdWhistle System in a broad scale for the market. The product is undergoing live testing in a feedlot environment. There are new components and structures that are being tested and the system is not fully tested and verified for performance. As with all innovations it is impossible to account for all the possible combinations of variables that could affect the performance of the product. The feedlot environment is very grueling and tremendous stress is placed on the operating systems of the product. The scale of the product dissemination across the industry cannot be tested in advance. Design or production defects or reliability or quality problems could significantly delay or hinder market acceptance of the products or result in costly redesign which could damage our reputation and adversely affect our ability to retain existing customers and attract new customers. Any such event could have a material adverse effect on our business, financial condition and results of operations.

Our success in achieving our goals is not guaranteed, and our failure to achieve them will have negative effects on our business, financial condition, operating results, and prospects.

New versions of the HerdWhistle System are only in the development stage of commercialization. It is not certain that newer versions of HerdWhistle System will generate the anticipated sales or be desirable for their intended uses in their intended markets. If our current or future HerdWhistle products fail to achieve and sustain market viability, there could be material adverse effects on our business, financial condition, operating results, and prospects. Demand and acceptance of new disruptive technologies are subject to high levels of risk and uncertainty. The market is evolving and it is challenging to predict with any certainty the ultimate size of the market for our products. The market and demand for our product cannot be guaranteed to be sustainable. If the market and demand for our products fails to develop, is slow to develop, or becomes saturated with competition, our business, financial condition, operating results, and prospects may be negatively impacted.

No officer, manager, or employee of ours has any formal cattle feedlot experience, training, or education. We will continue to rely on our distributors’ expertise, whose interests may not always align with ours.

At our core, we are a data company with expertise in cyber physical systems. None of our officers, managers, or employees have experience with cattle feedlots. We depend on distributors, operators, and consultants who we engage from time to time to provide us with necessary knowledge and experience in the industry. There is potential for their expertise to be influenced by their own interests, and therefore may not always align with ours.

We may not be able to achieve or maintain satisfactory pricing and margins for our products, which could harm our business and results of operations.

Management determines the prices we charge for our products and services. We use best efforts to sell at the best possible prices for competitiveness, performance and profitability. We work with market conditions per geography and work to find the optimal price per market. We can give no assurance that we can find, use and maintain appropriate pricing for products and services. We can give no assurance that we will generate sustainable gross margins. If we are unable to maintain optimal pricing our margins could fall and we could harm our financial condition and business operations.

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Risks Related to Our Company

As a startup, we will have a history of operating losses, which is likely to continue.

As a startup company we’ll have operating losses and accumulated deficits as we grow and expand. Initial product development is a significant portion of the deficit. Maintaining a first mover advantage will require significant growth and outlay of capital. We foresee continued operating losses until our subscription revenue meets our operating demands.

Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

The proceeds from this Offering, will be up to $20,000,000 before deducting offering expenses payable by us. We expect that if the maximum sale of Common Shares is achieved, the net proceeds from this Offering will be sufficient to fund our current operations for at least the next twenty-four months. However, we may not achieve the maximum sale of Common Shares, and/or our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing shareholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

We have no minimum capitalization.

We do not have a minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. We do not have any track record for self-underwritten Regulation A+ offerings and there can be no assurance we will sell the maximum amount in this Offering or any other amount. There is no assurance that we will raise sufficient capital solely from this Offering to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Our operating expenses are anticipated to increase, and we may never reach profitability.

The HerdWhistle System was first released in October 2021. We have continued to develop new features, versions, and add-ons for customers. As development continues, our operating expenses will increase, without realizing significant revenues from operations. We anticipate that we will incur significant financial losses in the foreseeable future, stemming from some or all of these factors. Our business has a limited history upon which to base any assumptions to the likelihood we will be successful. We cannot assure investors that we will attract customers or investors. There is a high probability that our business will fail if we are unable to address these risks.

Our operating results and revenues are prone to fluctuations.

Fluctuations in our operating results may fluctuate on a quarterly and yearly basis. They are both likely to continue to fluctuate due to a number of reasons, many of which are beyond our control. Operating results and revenues for any future period are unpredictable and uncertain. Thus, comparing our operating results on a period-to-period basis may not be meaningful. Our past result should not be relied on as an indicator of future performance. Fluctuations in our operating results and revenues may be caused by a number of factors. Many factors are identified throughout this “Risk Factors” section starting on page 7. But reasons are not limited to this section alone.

The industry is rapidly evolving and our products are entirely new.

Risks, uncertainties, and difficulties are frequently encountered by companies in their early stage of development, so considerations must be given to our prospects. We must complete the following, among other things, in order to achieve success:

●	Develop, manufacture, and introduce new products and features;

●	Build and maintain a large base of customers and continue to grow it;

●	Develop effective marketing strategies that raise awareness and build customer loyalty;

●	Establish and sustain strategic relations with key sales, marketing, manufacturing, and distribution providers;

●	Stay on top of competitive developments and respond to them effectively; and

●	Consistently attract, retain, and motivate competent staff.

Further, we cannot guarantee that our efforts will be successful or that we will attain or maintain profitability.

9

Due to our small size and limited number of people, we have limited internal controls, which may keep us from preventing or detecting waste and fraud.

We have one director and two officers, so we are limited in capacity to implement a full, formal, internal control system. Additionally, we do not have separate staff to give dual signatures on accounts receivables and cash receipts, accounts payable and check writing, or other areas that are divided amongst a group of employees. Limited numbers of individuals and a narrow internal control system can limit our ability to avoid waste and fraud.

Given the technical nature of our business and the competitive nature of the industry we operate in, we are dependent upon key personnel to operate and grow our business. If we are unable to hire, train and retain key personnel our business will be impaired.

Our company operates distinct silos where key personnel significantly impact performance. Technology, software, hardware, manufacturing, customer support and sales are a few of the areas where key personnel are vital to the performance of the Company. Finding qualified people with required experience is challenging and we may not be able to find them which could create adverse effect on our business operations, performance and financial condition.

We compete with other companies which have longer operating histories, more financial and production capability and marketing experience than we do.

Introducing new technology into an established industry is a significant challenge when we are competing against bigger, stronger, older companies with more experience. Our competitors may be able to outperform us in a number of areas which will adversely effect our business operations. To compete we will require a continued high level of investment in research, marketing and sales and support.

Our business model requires our dependence upon industry distributors who have an existing customer base we can access.

We will be dependent upon industry distributors who have years of operation in the beef cattle industry. These distributors have built a substantial customer base we can access for the sales of our monitoring systems. There is substantial risk in using a distributor model versus selling our product directly to the beef cattle feedlots. We require the distributors to sell the system to new customers, assist in the installation and setup of the system, and assist in maintaining the customer relationship. If distributors don’t perform adequately it could damage our relationships and reputations with the customer base as well as reduce our profitability and increase our operating costs. We need to work with the best distributors possible in the beef cattle industry and maintain a solid track record of performance and trust with the distributors.

We may need to curtail or cease operation if we fail to raise the level of capital to fund our operations.

The net proceeds of this Offering are expected to satisfy our immediate capital requirements. But we believe a substantial amount of additional capital will need to be raised to fund our continuing operations. Changes may occur to our business that could consume available funds at a quicker pace than anticipated. Thus, substantial additional funding may be required for maintaining operations, fund expansion, developing new or enhanced services and products, acquiring other products or businesses, or responding to competitive pressures and opportunities. We also may require additional capital to accelerate our growth of sales capabilities and distribution beyond what is currently envisioned. To address unanticipated expenses, additional capital may be required beyond what we are seeking with this Offering. We cannot ensure that additional financing will be available when we need it with terms favorable to us, or that it will be available at all. If adequate financing on acceptable terms is not available it could have a negative impact on our financial condition and our continued operation.

The Board will have oversight and be responsible for the business, operations, and affairs of the Company.

Except for certain material matters which require a majority vote of the holders of Common Shares, the Board will generally make all decisions of behalf of the Company. In respect of the foregoing, shareholders will not be able to control or influence the affairs, business, and operations of the Company. Purchase of Common Shares in this offering do not represent any control or decision making in regards to the operation of the business.

We cannot be certain the company will become profitable and we expect to incur future losses. Despite best efforts we cannot say with certainty when we will achieve profitability.

We have not generated revenues since inception and we are incurring operating losses through the development of our marketing, sales and production. The losses are expected to continue. We cannot be certain we will ever achieve or sustain profitability. If we continue to incur operating losses and cannot generate profitability eventually we will cease operations.

10

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.

We use information technology systems and networks for the transmittal, storage and processing of information in connection with our business. Cyber incidents such as attacks and attempts to gain unauthorized access to our networks have increased in severity, frequency and sophistication. Despite our implementation of security, our computer systems are vulnerable to hacking, computer viruses, software bugs, natural disasters, terrorism, telecommunication and electrical failures. There can be no assurance that can will be successful in preventing cyber incidents or other vulnerabilities and if they disruptions or breaches occur we could suffer poor financial performance, negative operational performance, or suffer reputational damage which could adversely affect our business.

We Rely Heavily on One Major Strategic Relationship When Providing our Products and Services

We have entered into various arrangements with A4 Systems Corporation in connection with providing our products and services. These arrangements result in us being heavily reliant on this party providing its products and services to us in a timely manner and at affordable prices. If these arrangements were disrupted, we would be required to source these products and services from one or various other sources, the timing, cost and ability to do so is unknown at this time and could materially impact our projections, operations, revenues, profitability and overall ability to continue operations. These arrangements are more fully described in the section titled “Interest of Management and Others in Certain Transactions” beginning on page 25.

Financing and Accounting Risks

Estimates or Judgments Relating to Critical Accounting Policies.

The preparation of financial statements in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on assumptions that we believe to be reasonable under the circumstances, as provided in the notes to our financial statements, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if the assumptions change or if actual circumstances differ from those in the assumptions, which could cause our operating results to fall below the expectations of securities analysts and investors, resulting in a decline in the price of our Common Shares. Significant assumptions and estimates used in preparing the financial statements include those related to the credit quality of accounts receivable, income tax credits receivable, share based payments, impairment of non-financial assets, fair value of assets, as well as revenue and cost recognition.

Tax Risks.

We will operate and will be subject to income tax and other forms of taxation in multiple jurisdictions. Taxation laws and rates which determine taxation expenses may vary significantly in different jurisdictions, and legislation governing taxation laws and rates are also subject to change. Therefore, our earnings may be impacted by changes in the proportion of earnings taxed in different jurisdictions, changes in taxation rates, changes in estimates of liabilities and changes in the amount of other forms of taxation. We may have exposure to greater than anticipated tax liabilities or expenses. We may be subject to income taxes and non-income taxes in a variety of jurisdictions and our tax structure may be subject to review by both domestic and foreign taxation authorities and the determination of our provision for income taxes and other tax liabilities will require significant judgment.

Failure to develop our internal controls over financial reporting as we grow could have an adverse impact on us.

As our Company matures we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Shares.

Risks Associated with Our Intercorporate Relationships

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered into transactions with related parties. The details of certain of these transactions are set forth in “Interest of Management and Others in Certain Transactions.”

Related party transactions create the possibility of conflicts of interest with regard to our management, including that:

●	we may enter into contracts between us, on the one hand, and related parties, on the other, that are not the result of arm’s-length transactions;

●	our executive officers and directors that hold positions of responsibility with related parties may be aware of certain business opportunities that are appropriate for presentation to us as well as to such other related parties and may present such business opportunities to such other parties; and

●	our executive officers and directors that hold positions of responsibility with related parties may have significant duties with, and spend significant time serving, other entities and may have conflicts of interest in allocating time.

Such conflicts could cause an individual in our management or on our Board of Directors to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors. Notwithstanding this, it is possible that a conflict of interest could have a material adverse effect on our liquidity, results of operations and financial condition.

11

Our parent company may continue to exercise significant control over our Company after this Offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Our parent company, A4 Systems Corporation, currently owns 100% of our outstanding Common Shares. Immediately following the completion of this Offering, and disregarding any Common Shares it purchases in this Offering, if any, the existing holdings of our parent company will represent beneficial ownership, in the aggregate, of approximately 80% of our outstanding Common Shares, assuming we sell all the Common Shares and issue 2,500,000 Common Shares to the subscribers in the Offering. Please see “Security Ownership of Management & Certain Security Holders” on page 24 for more information. As a result, this shareholder may be able to influence our management and affairs and control the outcome of matters submitted to our shareholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. This shareholder acquired its Common Shares for substantially less than the price of the Common Shares being acquired in this Offering, and these shareholders may have interests, with respect to their Common Shares, that are different from those of investors in this Offering, and the concentration of voting power of this shareholder may have an adverse effect on the price of our Common Shares. In addition, this concentration of ownership might adversely affect the market price of our Common Shares by:

●	delaying, deferring or preventing a change of control of the Company;

●	impeding a merger, consolidation, takeover or other business combination involving the Company; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

Our sole director has significant voting power and may take actions that may not be in the best interests of our other shareholders.

Shareholders have limited ability to exercise control over the Company’s daily business affairs and implement changes in its policies because the sole director of the Company is also the sole director of the parent company. As of November 10, 2021, the Company’s parent company beneficially owns 100% of the Common Shares. Please see “Security Ownership of Management & Certain Security Holders” on page 24 for more information. As sole director of the Company, the director has a fiduciary duty to the Company and must act in good faith in the manner it reasonably believes to be in the best interest of its shareholders. As shareholder, the parent company is entitled to vote its shares in its own interest, which may not always be in the best interest of the shareholders.

Conflicts of Interest

The Company may be subject to various conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. In addition, the potential conflicts include that the Company’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company’s business and affairs and that could adversely affect the Company’s operations. These business interests could require significant time and attention of the Company’s executive officers and directors.

Risks Related to Our Securities

We have broad discretion in how we use the proceeds of this Offering and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Shares to decline.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this Offering to fund our business strategy, including without limitation, Offering expenses, recruiting and implementing sales teams, executing marketing and branding campaigns, capital and operational expenditures, research and development, general and administrative costs, and working capital and general corporate purposes, which may include funding for the hiring of additional personnel. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

There is no existing market for our Common Shares, and you cannot be certain that an active trading market or a specific share price will be established.

Prior to this Offering, there has been no public market for shares of our Common Shares. We cannot predict the extent to which investor interest in our Company will lead to the development of a trading market or how liquid that market might become. The Offering price for the Common Shares has been arbitrarily determined by the Company and may not be indicative of the price that will prevail in any trading market following this Offering, if any. The market price for our Common Shares may decline below the Offering price, and our stock price is likely to be volatile.

Investing in this Offering involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular before deciding whether to purchase the Common Shares.

There can be no assurance of the economic viability of an investment in the Offering and the purchase of the Common Shares. The Company does not give any assurance with respect to the business, results of operations and viable financial conditions. The Company does not in any way represent, warrant or guarantee an economic gain or benefit with regard to this Offering. Investing in this offering involves a high degree of risk and you could lose your entire investment.

The purchase price of each Share is not connected to the value of the Company.

The Company’s issuance of Common Shares is based on the Company’s required current expected expenses and expectations of success of the product in the market which do not correlate to any value for, or of, the Company itself. The Company has not sought a third-party valuation of the Common Shares or of the book or fair market value of the Company. Investors who acquire Common Shares in this Offering will have limited control over the affairs, business, and, operations of the Company.

12

If you purchase our Common Shares in this Offering, you will incur immediate and substantial dilution in the book value of your Common Shares.

You will suffer immediate and substantial dilution in the net tangible book value of the Common Share you purchase in this Offering. Assuming an offering price of $8.00 per Common Share, and assuming all 2,500,000 Common Share are sold for gross proceeds of $19,000,000 (after deducting estimated Offering expenses), purchasers of Common Share in this Offering will experience dilution of approximately $6.48 per Common Share in net tangible book value of the Common Share. In addition, investors purchasing Common Share in this Offering will contribute in excess of 99% of the total amount invested by shareholders since inception, but will only own approximately 20% of the Common Shares outstanding.

We may lose our status as a foreign private issuer in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

The Company will cease to qualify as a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), if, as of the last business day of our second fiscal quarter, more than 50 percent of our outstanding Common Shares are directly or indirectly owned by residents of the United States. If we determine that we fail to qualify as a foreign private issuer, the Company will cease to be eligible to avail itself of the forms and rules designated for foreign private issuers beginning on the first day of the fiscal year following such determination. Among other things, this will result in loss of the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) thereunder, and, if the Company is required to register our Common Shares under section 12(g) of the Exchange Act, we will have to do so as a domestic issuer. Further, any securities that we issue in unregistered or unqualified offerings both within and outside the United States will be “restricted securities” (as defined in Rule 144(a)(3) under the Securities Act), and will continue to be subject to United States resale restrictions notwithstanding their resale in “offshore transactions” pursuant to Regulation S under the Securities Act. As a practical matter, this will likely require us to register more offerings of our securities under the Securities Act on either a primary offering or resale basis, even if they take place entirely outside the United States. The resulting legal and administrative costs of complying with the resulting regulatory requirements are anticipated to be substantial, and to subject the Company to additional exposure to liability for which we may not be able to obtain insurance coverage on favorable terms or at all.

If our stock price fluctuates after the Offering, you could lose a significant part of your investment.

The market price of our Common Shares could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this Offering Circular, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

After the completion of this Offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If our stock price decreases and we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Common Shares purchased pursuant to this Offering are subject to lock-up restrictions.

Pursuant to the subscription agreement, investors purchasing Common Shares shall have certain restrictions related to the resale of their shares. Specifically, each Common Share shall be subject to a four month and one day lock-up period, meaning that the shareholder will not be able to resell the Common Share for just over four months.

We may issue preferred shares whose terms could adversely affect the voting power or value of our Common Shares.

Our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred shares having such designations, preferences, limitations and relative rights, including preferences over our Common Shares with respect to dividends and distributions, as our Board of Directors may determine. The terms of one or more classes or series of preferred shares could adversely impact the voting power or value of our Common Shares. For example, we might grant holders of preferred shares the right to elect some number of our directors in all events or on the happening of specified events, or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might grant to holders of preferred shares could affect the value of the Common Shares.

We do not intend to pay dividends on our Common Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividend on our Common Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in the Common Shares will depend upon any future appreciation in their value. There is no guarantee that the Common Shares will appreciate in value or even maintain the price at which you purchased them.

The Company may sell Shares concurrently to certain investors on more favorable terms.

The Company may negotiate alternative terms for the purchase of Common Shares with certain investors which are more favorable than the terms for the purchase of Common Shares in this Offering. The Company is not obligated to amend or restate any stock purchase agreement, subscription agreement or other selling document or notify investors of any alternative terms including any that may be more favorable for certain investors.

13

We may terminate this Offering at any time during the Offering Period.

We reserve the right to terminate this Offering at any time, regardless of the number of Common Shares sold. In the event that we terminate this Offering at any time prior to the sale of all of the Common Shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

DILUTION

As at date of this Offering Circular, an aggregate of 10,000,000 Common Shares are issued and outstanding.

If you purchase Common Shares in this Offering, your ownership interest in our Common Shares will be diluted immediately, to the extent of the difference between the price to the public charged for each Common Share in this Offering and the net tangible book value per share of our Common Shares after this Offering.

Our net tangible book value as of September 30, 2021 was CDN $1,000.00 in aggregate (CDN $0.0001 per share), based on 10,000,000 outstanding Common Shares. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of Common Shares outstanding, all as of the date specified.

If the Maximum Offering, at an offering price of $8.00 per Common Share, is sold in this Offering, after deducting approximately $1,000,000 in offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2021 would be approximately $19,000,788, or $1.52 per share. This amount represents an immediate increase in pro forma net tangible book value of $1.52 per share to our existing shareholders as of the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $6.48 per share to new investors purchasing Common Shares in this Offering at a price of $8.00 per Common Share.

The following table illustrates the approximate per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Shares offered for sale in this Offering (after deducting our estimated offering expenses of $1,000,000):

Funding Level	$19,000,000	$14,000,000	$9,000,000	$4,000,000
Offering Price	$8.00	$8.00	$8.00	$8.00
Pro forma net tangible book value per Common Share before the Offering	$0.00	$0.00	$0.00	$0.00
Increase per Common Share attributable to investors in this Offering	$1.52	$1.18	$0.80	$0.38
Pro forma net tangible book value per Common Share after the Offering	$1.52	$1.18	$0.80	$0.38
Dilution to Investors after the Offering	$6.48	$6.82	$7.20	$7.62

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Shares offered for sale in this Offering, the total number of shares previously sold to existing shareholders as of November 10, 2021, the total consideration paid for the foregoing (based on cash actually received), and the respective percentages applicable to such purchased shares and consideration paid based on an average price of $0.0001 per share paid by our existing shareholders and $8.00 per Common Share paid by investors in this Offering.

	Common Shares Purchased		Total Consideration
	Number	Percentage	Amount		Percentage
Assuming 100% of Common Shares Sold
Existing Shareholders	10,000,000	80%	$788	(1)	1	%(2)
New Investors	2,500,000	20%	$20,000,000		99%
Total	12,500,000	100%	$20,000,788		100%

	Common Shares Purchased		Total Consideration
	Number	Percentage	Amount		Percentage
Assuming 75% of Common Shares Sold
Existing Shareholders	10,000,000	84%	$788	(1)	1	%(2)
New Investors	1,875,000	16%	$15,000,000		99%
Total	11,875,000	100%	$15,000,788		100%

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	Common Shares Purchased		Total Consideration
	Number	Percentage	Amount		Percentage
Assuming 50% of Common Shares Sold
Existing Shareholders	10,000,000	89%	$788	(1)	1	%(2)
New Investors	1,250,000	11%	$10,000,000		99%
Total	11,250,000	100%	$10,000,788		100%

	Common Shares Purchased		Total Consideration
	Number	Percentage	Amount		Percentage
Assuming 25% of Common Shares Sold
Existing Shareholders	10,000,000	94%	$788	(1)	1	%(2)
New Investors	625,000	6%	$5,000,000		99%
Total	10,625,000	100%	$5,000,788		100%

(1) CAD $1,000 converted to USD at spot rate of 0.7883 on January 6, 2021.

(2) Rounded up to 1%.

The foregoing tables and calculations exclude 350,000 Common Shares issuable upon exercise of stock options outstanding which are exercisable at an exercise price of $8.00 per share and any proceeds therefrom.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

The Common Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. We have no minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements towards our business strategy, offering expenses (which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering), recruiting and implementing sales teams, executing marketing and branding campaigns, capital and operational expenditures, research and development, general and administrative costs, and working capital and general corporate purposes, as more specifically set forth in the “Use of Proceeds to Issuer” starting on page 16. There is no arrangement for the return of funds to investors if all of the Common Shares offered are not sold in the Offering.

Our Offering will terminate on the first to occur of (a) the sale of all 2,500,000 Common Shares offered hereby, (b) ● , 202 ● or (c) when our Board of Directors elects to terminate the Offering.

There is no arrangement to address the possible effect of the Offering on the price of our Common Shares.

We reserve the right to offer the Common Shares through broker-dealers who are registered with FINRA. The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. Dalmore’s services include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a one time $20,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter.

Generally speaking, Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii), except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

15

We may be required to retain a broker-dealer or register as an issuer-dealer and/or agent under the blue sky laws of certain states in order to make offers to sell our Common Shares in those states. There can be no guarantee that we will be approved as an issuer-dealer and/or agent in any or all of the states which we determine require such registration.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

USE OF PROCEEDS TO ISSUER

The maximum gross proceeds from the sale of our Common Shares in this Offering is $20,000,000. The net proceeds from the total maximum offering are expected to be approximately $19,000,000, after the payment of offering costs (including legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering). Our estimated offering costs of $1,000,000 include a deduction of 1% of the total gross proceeds for commissions payable to Dalmore on all the Common Shares being offered, which will only start after FINRA Corporate Finance issues a No Objection Letter for the Offering. The Company has paid a one-time set up fee of $5,000 and will pay a consulting fee of $20,000 payable once FINRA issues a No Objection Letter. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expect from time to time to evaluate the acquisition of businesses, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Shares, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Shares offered for sale in this Offering.

	Percentage of Offering Sold
	100%	75%	50%	25%
Recruit and implement sales team	$1,900,000	$1,400,000	$900,000	$400,000
Execute marketing and branding campaigns	$2,850,000	$2,100,000	$1,350,000	$600,000
Capital expenditures	$950,000	$700,000	$450,000	$200,000
Additional operational expenditures	$950,000	$700,000	$450,000	$200,000
Research and Development	$1,520,000	$1,120,000	$720,000	$320,000
General and administrative costs	$2,280,000	$1,680,000	$1,080,000	$480,000
Working capital and general corporate purposes	$8,550,000	$6,300,000	$4,050,000	$1,800,000
TOTAL	$19,000,000	$14,000,000	$9,000,000	$4,000,000

The Company has a very limited operating history. Our plan of operations for the next few years includes, but is not limited to: recruiting and building a sales team, executing and monitoring sales and marketing campaigns, identifying strategic partners, expanding our operational scale and market penetration, and advancing further research and development for future product offerings and advancements. The amounts set forth above are our current estimates for such development activities, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering and making short-term interest-bearing investments of the proceeds for capital preservation purposes. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 7 for more information regarding the risks associated with an investment in our securities.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its officers, as described under “Compensation of Directors and Executive Officers” below. The Company may, in its discretion, pay its directors cash compensation and compensate them with the proceeds of the Offering.

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering and reserves the right to change the estimated allocation of net proceeds set forth above.

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Although our business does not presently generate any cash, we believe that if we raise the maximum amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 24 months. However, if we do not sell the maximum number of Common Shares offered in this Offering, or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest bearing instruments, and including investments in related parties. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DESCRIPTION OF BUSINESS

Overview

HerdWhistle Technologies Inc. (the “Company”, “HerdWhistle”, “we”, “our”, and “us”) was incorporated on January 6, 2021, pursuant to the Business Corporations Act (Alberta) under the name of 2313269 Alberta Ltd., and having its registered office at 1400, 350 - 7 Avenue SW, Calgary, Alberta T2P 3N9. The Company changed its name to HerdWhistle Technologies Inc. on August 20, 2021. The Company’s primary offering is a one of a kind, proprietary 24/7 RFID (Radio-frequency identification) monitoring system for livestock that alerts cattle feedlot operators to early indicators of potential health issues. The HerdWhistle Livestock Monitoring System (the “HerdWhistle System”) tracks cattle activity on a feedlot in real time and generates reports showing performance for each animal, lot, pen, or yard and provides recommended actions for healthier, more efficient operations.

Intercorporate Relationships

Currently we are a 100% wholly owned subsidiary of our parent company, A4 Systems Corporation (“A4 Systems”). If the maximum Offering is achieved, it will result in us becoming an approximately 80% owned subsidiary of A4.

History

The HerdWhistle System was developed by A4 Systems in 2020. A4 Systems is a team of cyber physical system product developers that build mission-critical software as a service (“SaaS”) product for customers. The HerdWhistle System is A4 System’s flagship product. In November of 2021, A4 Systems licensed all hardware developments (comprised of various industrial designs, patents (or patentable developments), and all associated documentation and processes) for the HerdWhistle System, together with all branding elements (including trademarks, tradenames and website), to the Company on an exclusive basis, to market and sell the HerdWhistle System and all future iterations and associated products and services related to the HerdWhistle System. Also, included in the licensing arrangement was the assignment by A4 Systems to the Company of the UFA Distribution Agreement (as defined directly below). In addition to the licence spoken to directly above, the Company and A4 Systems entered into various other agreements to establish the ongoing operational relationship between the two related parties with a view to further commercialize the HerdWhistle System and grow the business of the Company. Please see “ Interest of Management and Others in Certain Transactions” section on page 25.

Prior to November 2021, “HerdWhistle” was branded and operated as a division of A4 Systems. After successful development and testing, A4 Systems engaged the United Farmers of Alberta Co-operative Ltd. (“UFA”) because of its 100+ year history providing products, services and solutions to the agricultural community in Canada, and in December of 2020, A4 Systems and UFA entered into a long-term Canada wide exclusive distribution agreement (the “UFA Distribution Agreement”). Pursuant to the UFA Distribution Agreement, UFA obtained the exclusive rights to distribute the HerdWhistle System. The arrangement allows for UFA to market and sell the HerdWhistle System directly to users, and for each order of the HerdWhistle System, UFA issues a purchase order for the purchase of the required hardware components (all of which have been exclusively licensed to the Company). The hardware components are procured by A4 Systems. Once an order is fulfilled and installed, the end user enters into a SaaS agreement with HerdWhistle to gain access to the HerdWhistle System and begin monitoring their livestock assets.

On March 30, 2021, UFA announced the exclusive Canadian arrangement to market and sell the HerdWhistle System to Canadian feedlots.

In June 2021 the division received the first purchase order for the installation of the HerdWhistle System, at one of the facilities of the largest feedlot operator in Canada (VRP Farms). Installation of the HerdWhistle System in an active feedlot began in October 2021. VRP Farms is the first customer to have the HerdWhistle System installed. The system is set to monitor 7,000 head of cattle by the end of November 2021. Being the largest feedlot operator in Canada, it has approximately 150,000 head capacity across it’s network.

On close of the licensing arrangement and associated transactions (spoken to above), A4 Systems shut down its “HerdWhistle” division and the Company took over all operations as of November 1, 2021.

General Business Plan

Beef cattle feedlots have a significant need for advanced 24/7 monitoring. Feedlots may have 1,000 head to 250,000 head of cattle to monitor. Pen riders are currently the only method of monitoring herds. HerdWhistle is the only 24/7 animal monitoring system in the world able to monitor multiple in-line pens covering a distance of a kilometer or more. The Company has an exclusive distributor arrangement in Canada to sell the HerdWhistle System to Canadian feedlots and is working to secure a United States distributor group. We plan to market and sell the SaaS model through industry distributors in North America, Australia, Asia and Europe. The Company has significant capital needs to manufacturer, install and implement monitoring services with hundreds of beef cattle feedlots.

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Our Products and Services

The HerdWhistle System is an RFID animal monitoring system with an early warning system to manage the health and well-being of livestock.

RFID has been used in a limited manner in the cattle industry since the 1990’s. RFID has had a limited range and therefore limited use as a monitoring system. The HerdWhistle System is the first RFID animal monitoring system capable of full 24/7 monitoring along a distance of a kilometer or more. Cattle pens are typically 150 feet wide and hold around 250 head of cattle. A feedlot lane may have side-by-side pens on either side of the lane that run for a kilometer. The HerdWhistle System’s innovation is the extended length of RFID antenna that communicates with cattle ear tags to produce productive data. The HerdWhistle System can be installed the full length of the cattle pens down the lane to a length of a kilometer or more.

Primary components of the HerdWhistle System are the antenna and communication system at the feedlot, database and analytic systems to process data and reporting and a user-based software program to monitor the system. Operators receive daily alerts via text or email for animals needing attention. The HerdWhistle System utilizes a Software-as-a-Service (SaaS) model to make the system affordable to the customer.

HerdWhistle System primary features:

●	The HerdWhistle System assists in quality weight gain through monitoring of feeding patterns and health issues.

●	Monitoring cattle behavior 24/7 can lead improvement for mortality and morbidity.

●	The system uses eating and feeding behaviors to generate data on a subclinical level.

●	signs and symptoms of disease in each animal.

●	Operators receive alerts on their smartphone, tablet, or computer.

●	Pen riders can pull animals early, based on subclinical symptoms.

●	Alerts operators to signs of illness, injury, or distress in cattle up to 7 days before visible symptoms appear.

●	The system provides traceability on which pen each animal is located in. It detects missing, misplaced, or dead animals, reducing inventory issues.

●	Feedlot operators can pull performance reports on individual animals, lots, pens, or yards from web-based software.

●	The HerdWhistle System works with any size feedlot and installs without disrupting day-to-day operations.

Our Challenges

Our primary challenges are:

●	Raising sufficient capital to support our growth;

●	Maintaining operating costs that allow us to operate within our capital constraints and achieve profitability; and

●	Developing internal and external processes at the distributor and feedlot level to deliver a superior product.

Our Business Strategy

The principal elements of our business strategy going forward include:

●	Expanding our customer base in Canada through our exclusive distributor;

●	Establishing distributors in the United States for expansion and growth; and

●	Establishing HerdWhistle as the premier source of feedlot data in the agriculture industry.

Competition

HerdWhistle will face significant competition when its first mover status starts to decline. Currently, HerdWhistle is the only known company in the world with 24/7 animal monitoring RFID sensors that can stretch for a kilometer or more. It allows entire rows of cattle pens to be monitored for feeding and drinking behavior. Other companies will invent similar technologies and enter the market. Currently, there are a few companies with animal monitoring technologies similar to HerdWhistle in the beef cattle feedlot market. These are C-Lock, GrowSafe, Herdly, HerdTrax and Ceres Tag. The global precision livestock farming market is estimated to reach $4.8 billion by 2025 according to a market research report by MarketsandMarkets. The United States Precision Livestock Farming Market size was estimated at $672.92 million in 2020, is expected to reach $782.89 million in 2021 according to 360iResearch. The implementation of livestock monitoring devices powered by artificial intelligence, like the HerdWhistle System, are seen as driving the growth in the market. The automation of animal monitoring results in more efficient use of resources such as feed, water, electricity and labor. Major competitors are Allflex Livestock Intelligence, AVANTE International Technology, Micro Technologies, Merck Animal Health and Elanco.

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Our Competitive Strengths

●	The HerdWhistle System is the only 24/7 RFID animal monitoring system in the world able to monitor multiple in-line pens covering a distance of a kilometer or more.

●	The data we deliver operators has immediate impact on performance and profitability.

●	We have first mover advantage and a better opportunity to establish brand recognition and customer loyalty.

Marketing and Sales

The HerdWhistle System will be marketed and sold through a network of distributors. Feedlot industry distributors have a vast network of established relationships with feedlot operators. The have feet on the ground to cover installation, training and management of the systems. The have invaluable knowledge of the industry. The Company has secured an exclusive arrangement with UFA to sell, install and oversee the expansion of HerdWhistle in Canada. UFA is one of the largest co-ops in Canada with over 1,200 members. UFA has access and relationships with all the feedlots in Canada. The first customer of UFA to install HerdWhistle is VRP Farms, the largest feedlot operator in Canada. By the end of November 2021 there will be 7,000 head under monitoring. Expansion will continue in Spring 2022 and eventually we plan monitor 150,000 head of cattle for VRP. The Company is currently in discussions with United States distributors to provide the same services as UFA in Canada.

In the United States, according to the United States Department of Agriculture, there are approximately 14.7 million cattle are on feedlots, and 29,145 feedlots with 2,189 feedlots holding 1,000 head or more. According to Stats Canada there are 1.8 million cattle on feedlots in Canada and 2,945 feedlots and 1,408 feedlots with 1,000 head or more.

Research and Development

HerdWhistle purchased an exclusive operating license from its parent company A4 Systems, which entitles the Company to utilize the “HerdWhistle” name and branding together with selling the HerdWhistle System as a service. Research and development of the hardware and software used was developed by A4 Systems.

Customers

Our customers are both our distributors and our end users. Our distributors sell the HerdWhistle System within the territory and deal with installation and maintenance of the hardware, which is purchased directly from the Company by the distributor, but in order to access and use the HerdWhistle System the end user is required to sign up directly with a SaaS agreement between HerdWhistle and the end user. Customarily, the distributor will collect the monthly SaaS fees from the end user and remit the agreed to amount directly to the Company (the payment arrangement for SaaS fees may vary by distributor). As of the end of October 2021, the Company’s only distribution customer is UFA, one of Canada’s largest co-ops with more than 120,000 user members. UFA has sold the HerdWhistle System to VRP Farms, Canada’s largest feedlot operator.

Government Regulations

The company is not subject to any government regulation pertaining to its business of 24/7 livestock monitoring.

Legal Proceedings

We are not currently party to any material legal proceedings. From time to time we may be involved in legal claims or proceedings that arise out of the ordinary course of our business.

Real Property

We currently utilize office space pursuant to a strategic partnership agreement with A4 Systems, our parent company, on a one year term.

Employees/Consultants

Our active business operations currently have one employee and one contractor. Other operational matters (including staffing and administrative needs) are currently managed through a strategic partnership arrangement with A4 Systems, our parent company. Independent contractors are hired as needed.

Corporate Information

Our principal Calgary-based executive offices are located at 3510 29 Street Northeast #130, Calgary, AB T1Y 7E5, and our telephone number is (587) 774-5888. Our website address is www.herdwhistle.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

DESCRIPTION OF PROPERTY

Production Facilities

The Company has entered into a strategic partnership agreement dated November 1, 2021, with its parent company, A4 Systems Corporation (“A4 Systems”), for the exclusive use of development and production space within A4 System’s larger facility of operations on a one year term. The agreement includes the right to use A4 Systems’s existing equipment, as needed, in the production of products used in the HerdWhistle System. This space will be utilized as the primary production facility for HerdWhistle, together with inventory storage, if applicable. It is anticipated that certain proceeds from the Offering will be used to expand the Company’s production facilities beyond this location, the timing of such to be determined by management and the Board of Directors, in their discretion.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with the consolidated financial statements and notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” starting on page 7, “Cautionary Statement Regarding Forward-Looking Statements” starting on page 4 and elsewhere in this Offering Circular. Please see the notes to our consolidated financial statements for information about our significant accounting policies, critical estimates, judgements and financial management and risk management.

Overview

HerdWhistle Technologies Inc. (the “Company”, “HerdWhistle”, “we”, “our”, and “us”) was incorporated on January 6, 2021 pursuant to the Business Corporations Act (Alberta) under the name of 2313269 Alberta Ltd. The Company changed its name to HerdWhistle Technologies Inc. on August 20, 2021. The Company is focused on offering is a one of a kind, proprietary 24/7 RFID (Radio-frequency identification) monitoring system for livestock that alerts cattle feedlot operators to early indicators of potential health issues. The HerdWhistle Livestock Monitoring System (the “HerdWhistle System”) tracks cattle activity on a feedlot in real time and generates reports showing performance for each animal, lot, pen, or yard and provides recommended actions for healthier, more efficient operations.

On November 1, 2021, the Company completed a series of transactions with its parent company, A4 Systems Corporation (“A4 Systems”), to establish the ongoing operational relationship between the two related parties with a view to further commercialize the HerdWhistle System and grow the business of the Company, as more specifically detailed directly below.

On November 1, 2021, the Company entered into an exclusive licensing agreement with A4 Systems, to license all hardware developments (comprised of various industrial designs, patents (or patentable developments), and all associated documentation and processes) for the HerdWhistle System, together with all branding elements (including trademarks, tradenames and website), as well as, the exclusive license for all future iterations, future hardware developments and associated products and services related to the HerdWhistle System, in consideration for payment by HerdWhistle of 10% of all annual sales.

On November 1, 2021, the Company entered into an assignment for the assignment by A4 Systems to the Company of the “UFA Distribution Agreement”, which was entered into in December of 2020, between A4 Systems and United Farmers of Alberta Co-operative Ltd. (“UFA”), establishing UFA as the exclusive Canada wide distributor of the HerdWhistle System for a term of up to ten (10) years.

On November 1, 2021, the Company entered into a strategic partnership agreement with a term of one year, whereby A4 Systems will provide access to A4 Systems facility located at 3510 29 Street Northeast #130, Calgary, AB T1Y 7E5 and exclusive use of space within the premises, and equipment, digital resources, development systems and processes, in consideration of a monthly fee of CDN $15,000. Further, at the Company’s option, and for additional consideration, it may engage A4 Systems for various other services, including, staffing, equipment, procurement and manufacturing services to be performed on behalf of the Company.

On November 1, 2021, the Company entered into a Software as a Service (“SaaS”) agreement with A4 Systems, for A4 Systems to provide the HerdWhistle System with various back-end services that will be delivered by its proprietary Systems Quantification Central Program Software (“SQC”), in consideration of a monthly SaaS payment, based on the number of head monitored, and a one-time digital set up fee for each new location. SQC contains the primary rules, logic and architecture to power the HerdWhistle System’s software applications. SQC pushes the boundaries of data analysis through operations like artificial intelligence, decision trees, clustering, and artificial neural networks. The SQC ultimately drives the development of predictive behaviour analysis to deliver recommendations to the feedlot operators.

Further, the SaaS agreement (spoken to directly above), sets out the costs for each piece of the hardware (the designs of which have been licensed to the Company by way of the licensing agreement spoken to above) associated with the HerdWhistle System. Each piece of hardware required for the HerdWhistle System to operate can be procured, manufactured and delivered by A4 Systems, on the various pricing terms outlined within the agreement, and at the discretion of the Company. The Company is not required to procure the hardware equipment through A4 Systems, though currently it is expected that the Company will engage A4 Systems to produce the aforesaid hardware for the foreseeable future.

On November 1, 2021, the Company entered into a cyberphysical systems engagement agreement for hardware support and continuous improvements to the HerdWhistle System, including, but not limited to, the request by HerdWhistle for additional data products to be developed for the HerdWhistle System. The services provided by A4 Systems pursuant to the agreement only occur, from time to time, at request of the Company, in consideration of the various service fees, as further outlined in the cyberphysical systems engagement agreement.

We are a pre-revenue company with a very limited operating history upon which to base an evaluation of our business and prospects. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. We have not generated any revenues since inception and we are not currently profitable and may never become profitable.

Financial Condition and Results of Operations for the Periods from January 6, 2021 (Incorporation) to January 31, 2021 (Fiscal Year End) and for the Eight Months Ended September 30, 2021

Results of Operations

To date, the Company has not generated any revenues form its planned operations, nor has it had any operations since inception, other than the various agreements between us and A4 Systems Corporation (“A4 Systems”), further details can be found in “Interest of Management and Others in Certain Transactions” section on page 25. The Company expects that operating expenses will rise in connection with the Company executing its business strategy, that it will generate negative cash flow from operations until it is able to scale sales and reoccurring revenues, and that it will continue to utilize proceeds from financing and equity issuances to fund operations for the foreseeable future.

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Liquidity and Capital Resources

To date, we have generated no cash from operating activities. The Company has financed its limited activities to date by raising capital from its parent company, A4 Systems. As at November 10, 2021 the Company had working capital of approximately CDN $1,000. Prior to November 1, 2021, all research and development, procurement, branding, marketing, sales activities and initiatives of any kind associated with the HerdWhistle System have been financed and carried out by A4 Systems. Our future expenditures and capital requirements will depend on numerous factors, including the success of this Offering and the ability to execute our business plan. We may encounter difficulty sourcing future financing.

Although our business does not presently generate any cash, we believe that if we raise the maximum amount in this Offering we will have sufficient capital to finance our operations for at least the next 24 months; however, if we do not sell the maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing. We do not have any track record for self-underwritten Regulation A+ offerings, and there can be no assurance we will raise the maximum Amount or any other amount. Further, we expect that after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities. No assurances can be made that we will be successful in obtaining additional equity or debt financing, or that ultimately, we will achieve profitable operations and positive cash flow.

Plan of Operations

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising capital through the sale of Common Shares offered for sale in this Offering, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next 24 months. If we are unable to do so, we may have to curtail and possibly cease some operations. The Company intends to receive proceeds from the Offering to carry out its near term and longer-term goals.

We are a pre-revenue company, all development and limited sales to date have been done by our parent company, A4 Systems Corporation. The Company began operations in November 2021, and thus, has a very limited operating history. Our plan for the next twelve months is to expand sales through the Company’s exclusive distributor arrangement in Canada, and to work to secure a United States distributor group and begin the rollout of the HerdWhistle System in the United States. Following successful expansion into the United States, we plan to market and sell the SaaS model through industry distributors in other parts of North America, as well as, Australia, Asia and Europe. The Company has significant capital needs to manufacturer, install and implement monitoring services with hundreds of beef cattle feedlots.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. Initially, we intend to finance our operations through this Offering and, if needed, future equity financings. The Company does not generate any cash on its own at this time. We have funded operations exclusively in the form of capital raised from the sale and issuance of our equity securities.

Relaxed Ongoing Reporting Requirements

Regulation A+ provides that a filer can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to the same adoption period for new or revised accounting standards as public companies.

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Shares held by non-affiliates exceeds $700 Million, we would cease to be an “emerging growth company.”

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A+ for Tier 2 issuers. The ongoing reporting requirements under Regulation A+ are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

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Trend Information

Because we are still in the startup phase and have only recently commenced operations, we are unable to identify any recent trends in revenue or expenses. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office	Approximate hours per week for part time employees
Executive Officers
Patrick Charest	President	51	November 2021 - Present	N/A
Mark Jensen	Vice President	59	November 2021 - Present	N/A
Glenn Warkentin	Secretary	64	November 2021 - Present	N/A – external counsel to the Company
Directors
Adam Morand		50	January 2021 - Present	N/A

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Certain Relationships

Except as set forth above and in our discussion below in “Interest of Management and Others in Certain Transactions,” none of our directors or executive officers have been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Business Experience

Patrick Charest, President: Mr. Charest has served as President of HerdWhistle as of November 2021. Formerly, he was the Chief Executive Officer of the Company’s parent company, A4 Systems Corporation, since February 2020 through October 2021, until becoming President of the Company. Prior to this Mr. Charest was the Director of Growth and Acquisition for SGS Canada -Oil, Gas & Chemicals Division from 2016 to 2019. He was the Canadian Business Development Manager for SGS from 2010 to 2016. Mr. Charest has a B.Sc. in Biotechnology and a P.Eng. in Chemical Engineering from Sherbrooke University.

Mark Jensen, Vice President: Mr. Jensen is the Vice President of HerdWhistle as of November 2021. Mr. Jensen has been a consultant to A4 Systems Corporation since 2015. He was President, and CEO of mobile gaming developer MGN Technologies Inc. Mr. Jensen has owned his own consulting company for the past 30 years. He received a Bachelor of Arts degree in Communication from Washington State University.

Glenn Warkentin, Secretary: For over 30 years Mr. Warkentin has practiced as a lawyer in the Province of Alberta. He is currently with the law firm Lindsey MacCarthy LLP a Canadian law firm, formerly as a Partner and now as Counsel. He has worked with public issuers, closely held corporations, limited partnerships, and trusts providing advice and direction regarding corporate structure, corporate reorganizations, regulatory compliance, and capital raising. He received his Bachelor of Laws degree from the University of Alberta and was called to the Bar in 1990. He also received a Bachelor of Arts in Business Administration from Western Washington University.

Adam Morand, Chairman of the Board: Adam Morand is the founder, President and CTO of A4 Systems Corporation. Prior to joining A4 Systems, Adam was the Managing Director and President of Cantest Solutions, a national service company. Mr. Morand has founded 14 successful technology start-ups and has authored multiple patents on gaming systems, financial systems, inventory and asset management systems.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers have, during the past ten years:

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Committees; Audit Committees Financial Expert

Our board does not have an Audit Committee or other committees.

Family Relationships

None of the directors and officers is related to any other director or officer of the Company.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, if and when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the Board for further consideration.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Fred Leigh and William Steers are independent directors. However, our Common Shares are not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Term of Office

Each of our officers holds office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Significant Employees

We do not have any significant employees other than our current director and executive officers named herein.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company was formed in January 2021. For the fiscal year ending January 31, 2022, we expect to compensate our highest paid officers and directors as follows:

Name and Capacity	Salary(1)	Option Awards(2)	All Other Compensation	Total
Patrick Charest (President)	$275,000	$661,250	$–	$936,250
Mark Jensen (Vice President)	$225,000	$495,938	$–	$720,938
Glenn Warkentin (Secretary)	$–	$–	$–	$–
Adam Morand (Chairman)	$–	$–	$–	$–

(1)	Salaries disclosed above are in Canadian Dollars (CDN).

(2)	For any values reported in the “Option Awards” column, if applicable, such compensation expense related to incentive options issued to employees is recognized using the grant date fair value over the vesting period of the stock options whereas consultant’s options issued to non-employees are recognized at the current fair value as earned under the terms of the agreement. The fair value of stock options is determined using the Black-Scholes option pricing model.

Director Compensation

We have a sole director. The director is reimbursed for expenses incurred by him in connection with attending board meetings, but he does not receive any other compensation for serving on the Board of Directors.

Employment Agreements, Arrangements or Plans

The following describes the respective employment and consulting agreements entered into by the Company and its executive officers in place as of the date hereof.

Patrick Charest

The Company has an employment agreement with Mr. Patrick Charest to serve as the Company’s President, dated November 1, 2021, pursuant to which Mr. Charest is entitled to compensation for the provision of such services of base fees of CDN $275,000 annually. Further, Mr. Charest will be eligible for an EBITDA bonus up to 10% and discretionary performance bonuses. The Agreement provides for a severance payment of 12 months’ base salary on termination by the Company without cause. This agreement may be terminated at any time for just cause without notice or payment in lieu of notice and without payment of any fees.

Pursuant to the agreement with the Company, Mr. Charest was granted 200,000 options to purchase common shares of the Company at $8.00 per common share, that vest one quarter (1/4) every six months.

Mark Jensen

The Company has a contract with Mr. Mark Jensen for consulting services to the Company in his capacity as Vice-President, dated November 1, 2021, pursuant to which Mr. Jensen is entitled to compensation for the provision of such services of base fees of CDN $18,750 per month. Further, Mr. Jensen will be eligible for an EBITDA bonus up to 7.5% and discretionary performance bonuses. This agreement provides for a severance payment of 6 months’ base fees on termination by the Company without cause. This agreement may be terminated at any time for material breach, failing to act in the best interests of the Company, failing to perform his duties, intentionally or negligently engaging in acts materially injurious to the Company, is adjudicated bankrupt or is dishonest in his dealings with the Company, without notice or payment in lieu of notice and without payment of any fees.

Pursuant to the agreement with the Company, Mr. Jensen was granted 150,000 options to purchase common shares of the Company at $8.00 per common share, that vest one quarter (1/4) every six months.

Glenn Warkentin

Mr. Glenn Warkentin does not have a formal agreement with the Company. Mr. Warkentin is retained as external counsel and advises on a wide range of matters outside the role of Corporate Secretary. From time to time, requests are made by the Company for his services, and he invoices the Company for such matters.

We do not currently have any other written employment agreements, consulting agreements, arrangements or plans with any of our directors, officers or significant employees.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Shares as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our voting securities; (ii) each director who is the beneficial owner of more than 10% of any class of our voting securities; (iii) each executive officer who is the beneficial owner of more than 10% of any class of our voting securities; and (iv) all directors and executive officers as a group. As of November 10, 2021, there were 10,000,000 Common Shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Common Shares subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)

Directors and Officers:

All executive officers and directors as a group	–	–

Greater than 10% Securityholders:

A4 Systems Corporation(2)	10,000,000	100%

(1)	This Offering Statement does not contemplate that any of our current listed shareholders will acquire any additional Common Shares as part of this Offering.

(2)	The business address of this company is 130 – 3510 29 Street Northeast, Calgary, AB, T1Y 7E5.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Related Persons

Except as described below and except for employment arrangements which are described under “Compensation of Directors and Executive Officers,” since the inception of the Company, there has not been, nor is there currently proposed, any transaction in which the Company, its parent, or any of its subsidiaries are or were a participant and the amount involved exceeds the lesser of $120,000 or 1% of the total assets as of November 10, 2021 in which any of our directors, executive officers, holders of more than 5% of our Common Shares or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

During the period from inception of the Company to November 10, 2021, the Company had the following related party transactions:

Effective November 1, 2021, the Company and A4 Systems Corporation (“A4 Systems”) entered into the following various agreements, to establish the ongoing operational relationship between the two related parties with a view to further commercialize the HerdWhistle System and grow the business of the Company:

●	Intellectual Property License and Distribution Assignment Agreement – an agreement for:

Goods/Services/Assets/Etc.:

(i)	The exclusive licensing of all hardware developments (comprised of various industrial designs, patents (or patentable developments), and all associated documentation and processes) for the HerdWhistle System, together with all branding elements (including trademarks, tradenames and website), as well as, the exclusive license for all future iterations, future hardware developments and associated products and services related to the HerdWhistle System.

(ii)	The assignment by A4 Systems to the Company of the “UFA Distribution Agreement”, which was entered into in December of 2020, between A4 Systems and United Farmers of Alberta Co-operative Ltd. (“UFA”), establishing UFA as the exclusive Canada wide distributor of the HerdWhistle System for a term of up to ten (10) years.

Consideration: The Company will pay to A4 Systems Corporation a licensing fee equal to 10% of the gross annual sales of the Company (and any assignee or sublicensee).

●	Strategic Partnership Agreement – an agreement with a term of one year, whereby A4 Systems will provide:

Goods/Services/Assets/Etc.:

(i)	Access to A4 Systems facility located at 130 – 3510 29 Street Northeast Calgary, AB, T1Y 7E5, and exclusive use of space within the premises; and

(ii)	Equipment, digital resources, development systems and processes.

Further, at the Company’s option, and for additional consideration, it may engage A4 Systems to fulfill:

(i)	Staff requirements;

(ii)	Equipment purchases or rentals;

(iii)	Material components for procurement and manufacturing;

(iv)	Platform software services;

(v)	Insurance or other administrative costs incurred by A4 Systems on behalf of the Company; and

(vi)	Other various services on request, as may be accepted by A4 Systems.

Consideration: For items (i) and (ii), directly above, a monthly fee of CDN $15,000. For all other items, negotiable at the time of request.

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●	Software As a Service Agreement – an agreement for:

Goods/Services/Assets/Etc.:

A4 Systems to provide the HerdWhistle System with various back-end services delivered by A4Systems’s Systems proprietary Systems Quantification Central Program Software (“SQC”). SQC contains the primary rules, logic and architecture to power the HerdWhistle System’s software applications. SQC pushes the boundaries of data analysis through operations like artificial intelligence, decision trees, clustering, and artificial neural networks. The SQC ultimately drives the development of predictive behaviour analysis to deliver recommendations to the feedlot operators.

Consideration: The SQC services will be provided to HerdWhistle via a Software as a Services (“SaaS”) payment model, as follows:

2021 - 2022 Cost per Head = CDN $0.75

2023 - 2024 Cost per Head = CDN $0.85

2025 - 2026 Cost per Head = CDN $0.95

2027 - 2028 Cost per Head = CDN $1.05

2029 - 2030 Cost per Head = CDN $1.15

2031 Cost per Head = CDN $1.25

Additionally, the each new location has one-time digital set up cost of CDN $15,000.

For all purchases of the Hardware, each item is charged to HerdWhistle at the following cost:

Cost per metre of sensors = CDN $75 / metre (no increase over time)

Cost per Node CPU Device = CDN $1000 (no increase over time)

Cost per Edge CPU Device = CDN $2000 (no increase over time)

Cost per Weather Station = CDN $1000 (no increase over time)

●	Cyberphysical Systems Engagement Agreement - an agreement for hardware support and continuous improvement, including, but not limited to, the request by HerdWhistle for additional data products to be developed:

Goods/Services/Assets/Etc.:

Services provided by A4 Systems, on request from the Company, for the development and maintenance of software, data and hardware used in the HerdWhistle System. A4 Systems builds the software and data systems for HerdWhistle, as well as providing hardware and setup. A4 Systems designs, codes, tests, builds and manages all software required for the HerdWhistle System. A4 Systems designs all data pipelines incorporating all facets of algorithmic analysis, data science and data engineering. A4 Systems designs, builds, procures, manufactures, and iterates all hardware required for the operating systems.

Consideration: The following billing rates for the above services currently apply:

Systems Team Lead CDN 250 / hour

Senior Systems Developer CDN 225 / hour

Junior Systems Developer CDN 125 / hour

Business Process Analyst CDN 175 / hour

Senior Data Analyst CDN 295 / hour

Junior Data Analyst CDN 150 / hour

CDN Engineer CDN 175 / hour

Project Management CAD 150 / hour

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant shareholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our sole director will continue to approve any related party transaction.

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SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our Articles and Notice of Articles. For more detailed information, please see our Articles and Notice of Articles which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company’s Notice of Articles provide that our authorized capital consists of an unlimited number of Common Shares, without par value, which do not have any special rights or restrictions.

As of the date of this Offering Circular, the Company has 10,000,000 Common Shares issued and outstanding.

Rights, Preferences and Restrictions Attaching to Our Common Shares

The Business Corporations Act (Alberta) provides the following rights, privileges, restrictions and conditions attaching to our Common Shares:

●	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

●	subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

●	the Common Shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

The provisions in our Articles attaching to our Common Shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the outstanding Common Shares.

With the exception of special resolutions (e.g. resolutions in respect of fundamental changes to our company, including: change of our company’s name, the sale of all or substantially all of our assets, a merger or other arrangement or an alteration to our authorized capital that is not allowed by resolution of the directors) that require the approval of holders of two-thirds of the outstanding Common Shares entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

Shareholder Meetings

The Business Corporations Act (Alberta) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Alberta as the directors determine or, in the absence of such a determination, at the place where the registered office of our company is located; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 50 days or by less than 21 days, if we are a public company, otherwise 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

Pursuant to our Articles, the quorum for the transaction of business at a meeting of our shareholders is at least two persons who is, or who represents by proxy, in the aggregate, at least thirty-five percent of the issued shares entitled to be voted at the meeting.

Fully Paid and Non-assessable

All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable.

Resale Restrictions

The Common Shares will be transferable following the termination of any transfer hold periods under applicable law.

The securities to be issued in connection with the Offering will be subject to a statutory hold period in Canada in accordance with Section 2.5(2)(3)(ii) of National Instrument 45-102 – Resale of Securities, as follows: “Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months, and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.”

Purchasers under this Offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

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Dividend Policy

We have not declared cash dividends on our Common Shares since our inception and we do not anticipate paying any cash dividends in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

Absence of Public Market

The Company, which currently has one shareholder, complies with the reporting requirements under Regulation A+, Tier 2 of the Securities Act. There is no public trading market for the Common Shares of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A+ Offering Statement on Form 1-A under the Securities Act with respect to the Common Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and Common Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

28

PART F/S

INDEX TO FINANCIAL STATEMENTS

HERDWHISTLE TECHNOLOGIES INC.

29

# HerdWhistle Technologies Inc.

## Financial Statements

## September 30, 2021 and January 31, 2021

30

Kenway Mack Slusarchuk Stewart LLP
Chartered Professional Accountants

Celebrating 35+ years

# Independent Auditors' Report

To: The Directors of **HerdWhistle Technologies Inc.**

## Opinion

We have audited the financial statements of HerdWhistle Technologies Inc. (the "Company"), which comprise the statements of financial position as at September 30, 2021 and January 31, 2021 and the statements of changes in shareholders' equity for the periods then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2021 and January 21, 2021, and the results of its operations for the periods then ended in accordance with International Financial Reporting Standards.

## Basis for Opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

## Material Uncertainty Related to Going Concern

We draw attention to Note 2 to the financial statements which indicates that at September 30, 2021 the Company had not yet commenced commercial operations. This condition, along with other matters as set forth in Note 2, indicate the existence of a material uncertainty that may cast significant doubt about the Company's ability to continue as a going concern. Our opinion is not qualified in respect of this matter.

## Responsibilities of Management and Those Charged With Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian accounting standards for private enterprise, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company's financial reporting process.

## Auditors' Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements. As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgement and maintain professional skepticism throughout the audit. We also:

150 13 Avenue SW, Suite 300 Calgary AB T2R 0V2 Tel: 403.233.7750 Fax: 403.266.5267
714 10 Street, Suite 3 Canmore AB T1W 2A6 Tel: 403.675.1010 Fax: 403.675.6789
www.kmss.ca
An independent member of DFK International

31

Independent Auditors' Report (continued)

- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control.
- Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.
- Conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors' report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors' report. However, future events or conditions may cause the Company to cease to continue as a going concern.
- Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance, regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Kenway Mack Slusarchuk Stewart LLP

Chartered Professional Accountants

October 21, 2021
Calgary, Alberta

32

**HerdWhistle Technologies Inc.**
**Statements of Financial Position**

| As at | | September 30, 2021 | | January 31, 2021 |
|---|---|---|---|---|
| **Assets** | | | | |
| Due from related party (note 5) | $ | 1,000 | $ | 1,000 |
| **Total assets** | $ | 1,000 | $ | 1,000 |
| **Shareholder's equity** | | | | |
| Share capital (note 6) | $ | 1,000 | $ | 1,000 |
| **Total equity** | $ | 1,000 | $ | 1,000 |

**Going concern (note 2)**

Approved on behalf of the Board

______________________________ Director

*The accompanying notes are an integral part of these financial statements*

33

**HerdWhistle Technologies Inc.**
**Statements of changes in Shareholder's Equity**
**September 30, 2021**

| | Number of shares | | Share capital |
|---|---|---|---|
| **Opening balance** | - | $ | - |
| Share issuances | 10,000,000 | | 1,000 |
| **Balance as at January 31, 2021** | 10,000,000 | | 1,000 |
| Share issuances | - | | - |
| **Balance as at September 30, 2021** | 10,000,000 | $ | 1,000 |

*The accompanying notes are an integral part of these financial statements*

34

**HerdWhistle Technologies Inc.**
Notes to the Financial Statements
September 30, 2021 and January 31, 2021

## 1. Incorporation and nature of business

HerdWhistle Technologies Inc. (the "Company") was incorporated on January 6, 2021 pursuant to the Business Corporations Act (Alberta) under the name of 2313269 Alberta Ltd. The Company changed its name to HerdWhistle Technologies Inc. on August 20, 2021. The Company has been formed to provide proprietary 24/7 RFID (Radio-frequency identification) monitoring system for livestock that alerts cattle feedlot operators to early indicators of potential health issues. The HerdWhistle Livestock Monitoring System (the "HerdWhistle System") which will be acquired by the Company, will track cattle activity on a feedlot in real time by generating reports showing performance for each animal, lot, pen, or yard and provide recommended actions for healthier, more efficient operations.

Cattle feedlots often have feed bunks that run the length of multiple pens, extending to a mile or more in length. the HerdWhistle System will gather sensor data over extensive lengths by running its sensor panels in continuation for more than a mile with active sensors covering every foot of the feed bunks; essentially turning the whole facility into a large sensor capable of reading the unique identifier given to each animal when it enters the facility.

## 2. Going concern

The Company has not yet commenced commercial operations. The Company's continued operations are dependent upon its ability to obtain the necessary financing and to establish sufficiently profitable operations. These conditions indicate the existence of a material uncertainty that may cast significant doubt about the Company's ability to continue as a going concern.

## 3. Statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations adopted by the International Accounting Standards Board (IASB).

These financial statements do not include statements of operations or cash flows as they would not provide any additional information.

The financial statements were approved by the Board of Directors on October 21, 2021.

35

**HerdWhistle Technologies Inc.**
Notes to the Financial Statements
September 30, 2021 and January 31, 2021

## 4. Significant accounting policies

### (a) Basis of presentation

The financial statements have been presented in Canadian dollars, which is also the functional currency, on a historical cost basis except for measurement of financial instruments at fair value through profit or loss.

### (b) Financial instruments

*Recognition*

The Company recognizes financial assets and financial liabilities when it becomes party to the contractual provisions of the instrument.

*Classification*

Financial assets are classified as subsequently measured at amortized cost, fair value through other comprehensive income or fair value through profit or loss on the basis of both the Company's business model for managing the financial assets and the contractual cash flow characteristics of the financial asset. The classification of subsequently measured at amortized cost is used when the objective of the business model is hold assets and collect contractual cash flows, and the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The amount due from related party is classified as a financial asset subsequently measured at amortized cost.

Financial liabilities are classified as subsequently measured at amortized cost, unless they meet the criteria for measurement at fair value or other prescribed measurement.

*Measurement*

Financial assets and financial liabilities classified as subsequently measured at amortized cost are initially measured at fair value plus or minus transaction costs that are directly attributable to the acquisition of the financial asset or issue of the financial liability. Subsequently the financial assets and liabilities are measured at amortized cost using the effective interest rate method.

*Impairment*

Financial assets classified as subsequently measured at amortized cost or fair value through other comprehensive income reflect the Company's assessment of expected credit losses. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

36

**HerdWhistle Technologies Inc.**
Notes to the Financial Statements
September 30, 2021 and January 31, 2021

### (c) Accounting standards issued but not yet adopted

The new accounting standards and amendments to existing standards that have been issued and that the Company will be required to adopt in future years are either not applicable or are not expected to have a significant impact on the Company's financial statements.

## 5. Due from related party

The amount due from related party is due from A4 Systems Corporation, the parent company, is unsecured, non-interest bearing with no set terms of repayment.

## 6. Share Capital

Authorized

Unlimited number of Class A, B, C and D Common shares
Unlimited number of Class E, F, G and H non-cumulative redeemable and retractable Preferred shares

Share issuance detail

The Company issued, 10,000,000 Class A Common shares at a price of $0.0001 per common share, for total gross proceeds of $1,000.

## 7. Financial instruments

The Company's financial instruments, consisting the amount due from A4 Systems Corporation, approximate fair value due to the relatively short maturities of the instruments. It is management's opinion that the Company is not exposed to significant interest, credit or currency risks arising from these instruments.

## 8. Capital Management

The Company defines capital as total equity which was $1,000 at September 30, 2021 and January 31, 2021. The Company's objective when managing capital is to safeguard the entity's ability to continue as a going concern. The Company does not have any externally imposed capital requirements to which it is subject. The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares.

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PART III – EXHIBITS

Date of File
2.1	Certificate of Incorporation of Herd Whistle, Inc.	To be filed by amendment
2.2	Bylaws of Herd Whistle, Inc.	To be filed by amendment
4.1	Form of Subscription Agreement	Herewith
6.1	CyperPhysical Systems Engagement Agreement with A4Systems, dated November 1, 2021	Herewith
6.2	Software as a Service Agreement with A4 Systems, dated November 1, 2021	Herewith
6.3	Strategic Partnership Agreement with A4 Systems, dated November 1, 2021	Herewith
6.4	Consulting Agreement with Jensen Marketing, dated November 1, 2021	Herewith
6.5	Sales and Marketing Agreement with A4 Systems, dated December 10, 2020	Herewith
6.6	Intellectual Property License and Assignment Agreement with A4 Systems, dated December 10, 2020	Herewith
6.7	Executive Employment Agreement – Patrick Charest, dated November 1, 2021	Herewith
11.1	Consent of Auditor	To be filed by amendment
12.1	Opinion of Counsel (contains consent as well)	To be filed by amendment
13.1	Testing the Waters Materials	Herewith

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SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, in the Province of Alberta, on November 12, 2021.

HERDWHISTLE TECHNOLOGIES INC.

Per:	/s/ Adam Morand
Name:	Adam Morand
Title:	Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam Morand his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in- fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Patrick Charest	Date: November 12, 2021
Name: Patrick Charest
Title: President
(Principal Executive Officer)

/s/ Mark Jensen	Date: November 12, 2021
Name: Mark Jensen
Title: Vice-President
(Principal Financial Officer)
(Principal Accounting Officer)

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